Exhibit 99.2

DENTONS LAW OFFICES, LLP (Guangzhou)

北京大成( 广州) 律师事务所

www.dentons.cn

中国广州市珠江新城珠江东路6号广州周大福金融中心14、15层 (07-12) 单元 (510623)

14/F,15/F(Unit 07-12) ,CTF Finance Centre, No.6 Zhujiang East Road, Zhujiang New Town, Guangzhou 510623, China

Tel: +86 20-85277000             Fax: +86 20-85277002

March 8, 2019

To: Leaping Group Co., Ltd. (the “Company”)

2010 Huaruntiexi Center

Tiexi District, Shenyang, Liaoning Province

People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, and for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as the PRC counsel for Leaping Group Co., Ltd., a company incorporated under the laws of the Cayman Islands solely in connection with (i) the proposed initial public offering (the “Offering”) of ordinary shares of the Company, par value US$0.00284 per share (the “Ordinary Shares”), as set forth in the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

A. Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents and other materials provided to us by the Company and the PRC Subsidiaries (as defined below), and such other documents, corporate records and certificates issued by the relevant Governmental Agencies in the PRC (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this opinion, we have assumed:

(i) all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

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(ii) each of the parties to the Documents, other than the PRC Subsidiaries, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization;

(iii) the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iv) the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(v) all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Subsidiaries in connection with this legal opinion are true, correct and complete.

B. Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or anybody exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

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DENTONS LAW OFFICES, LLP( Guangzhou)

“LMG”	means Leaping Media Group Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements.

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration for Foreign Exchange, on August 8, 2006, and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Subsidiaries”	Means all entities incorporated in the PRC as listed on Appendix A hereto, and each, a “PRC Subsidiary”.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and supreme court judicial interpretations in the PRC currently in effect and publicly available on the date of this opinion.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“WFOE”	means Yuezhong (Shenyang) Technology Co., Ltd., a limited liability company organized under the laws of the PRC and an indirect wholly-owned subsidiary of the Company.

C. Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

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DENTONS LAW OFFICES, LLP( Guangzhou)

(1)	Corporate Structure. Based on our understanding of the current PRC Laws, (a) the ownership structure of the PRC Subsidiaries, both currently and immediately after giving effect to this Offering, will not result in any violation of PRC laws or regulations currently in effect; (b) the contractual arrangements among WFOE, LMG, and the shareholders of LMG (the “ VIE Agreements”), as described in the Registration Statement under the caption “Corporate History and Structure” and governed by PRC law, currently and immediately after giving effect to this Offering, are valid, binding and enforceable, and will not result in any violation of (i) PRC laws or regulations currently in effect, or (ii) any violation of the business license, articles of association, approval certificate or other constitutional documents (if any) of the PRC Subsidiaries; (c) each of the parties to the VIE Agreements has full power, authority and legal right to enter into, execute, deliver and perform his/its obligations in respect of the VIE Agreements to which it is a party, and has duly authorized, executed and delivered each of the VIE Agreements to which it is a party; and (d) no Governmental Authorizations are required under PRC Laws in connection with the due execution, delivery or performance of each of the VIE Agreements other than those already obtained or required for the exercise of the call options under the VIE Agreements and the foreclosure of the pledge under the VIE Agreements. To the best of our knowledge after due enquiry, none of the PRC Subsidiaries is in material breach or default in the performance or observance of any of the terms or provisions of the VIE Agreements to which it is a party.

However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(2)	M&A Rule. Based on our understanding of the explicit provisions of the PRC Laws as of the date hereof, given that (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether the Offerings are subject to the M&A Rules; (b) the Company established WFOE, as foreign-invested enterprise by means of direct investment and not through a merger or acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rule, and (c) no provision in the M&A Rules classifies the contractual arrangements among WFOE, LMG, and the shareholders of LMG as a type of acquisition transaction falling under the M&A Rule. We are of the opinion that, the issuance and sale of the Ordinary Shares on the Nasdaq Capital Market, does not require the Company to obtain any prior approval from CSRC. However, there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and our opinions stated above are subject to any new PRC Laws or detailed implementations and interpretations in any form relating to the M&A Rules, and there can be no assurance that the Governmental Agencies will ultimately take a view that is consistent with our opinion stated above.

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(3)	Foreign Exchange Registration. Pursuant to regulations on foreign exchange control, prior to making contribution in a special purpose vehicle by a Chinese resident using its legitimate assets or interests in China or overseas, the Chinese resident shall apply to the foreign exchange bureau for completion of foreign exchange registration formalities for overseas investment (the “SAFE Circular 37 Registration”). As of the date of this Letter of Opinions, the Chinese resident shareholders have not completed the SAFE Circular 37 Registration. Due to the failure of the Chinese resident shareholders to comply with the SAFE Circular 37 Registration, WFOE is currently unqualified to perform the required filing obligations as a foreign investment enterprise established by way of round-tripping to the Ministry of Commerce, which could subject WFOE or its shareholder to a fine of not more than RMB30,000, and also unqualified to complete the foreign exchange registration formalities as a foreign investment enterprise established by way of round-tripping to the State Administration of Foreign Exchange, which could subject WFOE to a fine of not more than RMB300,000. The Chinese resident shareholders’ failure to comply with the SAFE Circular 37 Registration also results in restrictions being imposed on foreign exchange activities of the offshore special purpose vehicle, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders, and contribute registered capital as well as additional capital to WFOE. WFOE’s ability to pay dividends or make distributions is also restricted, and repatriation of profits and dividends derived from special purpose vehicles by Chinese residents to China are illegal. The offshore financing funds are also not allowed to be used in China. In addition, the failure of the Chinese resident shareholders to complete the SAFE Circular 37 Registration may subject the shareholders to fines less than RMB50,000.

We cannot assure that the Chinese resident shareholders will in the future complete the registration with the SAFE in a timely manner and obey the regulations on foreign exchange. If Chinese resident shareholders contribute capital to an offshore special purpose vehicle without completing SAFE Circular 37 Registration, the Chinese resident shareholders shall be ordered by the foreign exchange control authorities to recover the foreign exchange within a stipulated period and be subject to a fine of not more than 30% of the amount of evaded foreign exchange; where the case is serious, a fine ranging from 30% of the amount of evaded foreign exchange to the equivalent value shall be imposed; where the case constitutes a criminal offence, criminal liability shall be pursued in accordance with the law. In the event of repatriation of profits and dividends derived from special purpose vehicles by Chinese residents to China, persons who remit foreign exchange into China shall be ordered by the foreign exchange control authorities to make correction and be subject to a fine of not more than 30% of the illegal amount; where the case is serious, a fine ranging from 30% of the illegal amount to the equivalent value shall be imposed; persons who engage in illegal conversion of foreign currencies shall be ordered by the foreign exchange control authorities to do a reverse exchange of the funds involved in the illegal conversion of foreign currencies and be subject to a fine of not more than 30% of the illegal amount.

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(4)	Housing Provident Fund. Pursuant to the regulations on housing provident fund, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. LMG has not opened bank accounts for employees’ housing provident fund or deposited employees’ housing provident fund in accordance with the regulations. The relevant PRC authorities may order LMG to open the housing funds account, make the payment, and deposit within a prescribed time limit. If LMG fails to go through the formalities to open the account within the prescribed time limit, a fine of not less than RMB10,000 nor more than RMB50,000 shall be imposed. If LMG fails to make the payment and deposit within the prescribed time limit, an application may be made to the people’s court for compulsory enforcement.

(5)	Enforceability of Civil Procedures. There is uncertainty as to whether the courts of China would (a) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (b) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company. The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.
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(6)	Taxation. The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Enterprise Taxation,” with respect to the PRC tax laws and regulations, constitute true and accurate descriptions of the matters described therein in all material aspects.

(7)	Statements in the Prospectus. All statements set forth in the Prospectus under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Business”, “Regulations”, and “Taxation—People’s Republic of China Taxation”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material aspects, and are fairly disclosed and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material aspects.

D. Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(1)	Our opinion is limited to the PRC laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

(2)	The PRC laws and regulations referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation, (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form, (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

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DENTONS LAW OFFICES, LLP( Guangzhou)

(4)	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Governmental Agencies will ultimately take a view that is not contrary to our opinion stated above.

(5)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Subsidiaries and PRC government officials.

(6)	We have not undertaken any independent investigation to ascertain the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the PRC Subsidiaries or the rendering of this opinion.

(7)	This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

[THE FOLLOWING IS THE SIGNATURE PAGE]

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DENTONS LAW OFFICES, LLP( Guangzhou)

Yours faithfully,

/s/ Dentons Law Offices, LLP (Guangzhou)
Dentons Law Offices, LLP (Guangzhou)

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DENTONS LAW OFFICES, LLP( Guangzhou)

Appendix A

List of PRC Subsidiaries

1. Yuezhong (Shenyang) Technology Co., Ltd. ( 越众( 沈阳) 科技有限公司)

2. Leaping Media Group Co., Ltd. ( 越众文化传媒集团有限公司)

3. Shenyang Tianniu Media Co., Ltd. ( 沈阳天牛传媒广告有限公司)

4. Harbin Yuechuzhong Media Co., Ltd. ( 哈尔滨越出众文化传媒有限公司)

5. Yuezhong Media (Dalian) Co., Ltd. ( 越众传媒( 大连) 有限公司)

6. Horgos Xinyuezhong Film Media Co., Ltd. ( 霍尔果斯鑫越众影视文化传媒有限公司)

7. Shenyang Xiagong Hotel Management Co., Ltd. ( 沈阳夏宫旅游酒店管理有限公司)

8. Yuezhong (Beijing) Film Co., Ltd. ( 越众北京影业有限公司)

9. Liaoning Leaping International Cinema Management Co., Ltd. (辽宁越众国际影院管理有限公司)

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